Exhibit 10.7









                                    CONTRACT

                                     BETWEEN

                               COUNTY OF LANCASTER

                                       AND

               DENVER AND EPHRATA TELEPHONE AND TELEGRAPH COMPANY

                                 FOR FURNISHING

                            ENHANCED 9-1-1- SERVICES

                                 LANCO-93-P-0201

                                   MAY 5, 1994














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                                    CONTENTS


Contract

Contract Attachments

       Request For Proposal as Amended                                                Attachment #1

       Best and Final Offer, April 28, 1994                                           Attachment #2

       Clarifications to RFP                                                          Attachment #3

       Lancaster County Resolution #74, September 22, 1993                            Attachment #4

       Lancaster County Resolution #32, May 5, 1994                                   Attachment #5

       Addenda, Errata, Bulletins to Contract Documents                               Attachment #6

       Facility Lease                                                                 Attachment #7

       Tariffed Local Exchange Carrier Services                                       Attachment #8

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             AGREEMENT FOR THE PROVISION OF ENHANCED 9-1-1 SERVICES


     THIS AGREEMENT ("Agreement") is made this 4th day of May, 1994, by and between DENVER AND EPHRATA TELEPHONE AND TELEGRAPH COMPANY, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with offices at 130 East Main Street, P. O. Box 458, Ephrata, Pennsylvania 17522 ("Denver and Ephrata Telephone"), and the COUNTY OF LANCASTER, Lancaster, Pennsylvania, a municipality existing under the laws of the Commonwealth of Pennsylvania, with offices at 50 North Duke Street, Lancaster, Pennsylvania 17603 ("County").

     WHEREAS, the County of Lancaster, in its desire to make provision for the establishment of Enhanced 9-1-1- Services ("E 9-1-1"), has issued a Request for Proposals, Lanco 93-P-0201 (the "RFP") for the provision of such services, the furnishing of a facility for use with the services and/or the performance of facility security services for the facility used with E 9-1-1;

     WHEREAS, Denver and Ephrata Telephone has submitted a response to the RFP by which it has proposed to provide the services, equipment and facility necessary for the establishment of an E 9-1-1 system (the "System");

     WHEREAS, the County has agreed to allow Denver and Ephrata Telephone to perform the services;

     WHEREAS, the County and Denver and Ephrata Telephone desire to enter into a formal "Contract," as the term is defined in the RFP, for the provision of E 9-1-1 Services to the County of Lancaster.

     NOW, THEREFORE, in consideration of the promises and covenants contained herein, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

     1. Contract Documents. This Agreement consists of all of the "Contract Documents" referred to in the RFP including the RFP, (the Instructions to Proposers, the Schedule (Special Instructions, Special Terms and Conditions, Scope of Work and Price Schedule), the Terms and Conditions, the Technical Specifications and Addendum #1, dated April 2, 1993), attached hereto as Attachment #1 and incorporated by reference herein, Denver and Ephrata Telephone's Best and Final Offer, dated April 28, 1994 (the "Offer"), attached hereto as Attachment #2 and incorporated by reference herein, the clarifications to the RFP, attached hereto as Attachment #3 and incorporated by reference herein, Lancaster County Resolution #74, dated September 22, 1993, attached hereto as Attachment #4, and Lancaster County Resolution #32, dated May 4, 1994, attached hereto as Attachment #5, and any and all addenda, errata, and bulletins with respect to the Contract Documents issued prior to execution of this Agreement, all of which are attached hereto as Attachment #6 and incorporated by reference herein, and which constitute the "Contract" defined in the RFP. To the extent that the terms and conditions contained in this Agreement vary from or conflict with the Contract Documents, then this Agreement shall supersede the aforementioned documents and the terms contained in this Agreement shall govern and control. The terms and conditions of the Offer shall supersede the terms and conditions of the RFP only to the extent any such

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term or condition of the Offer is specifically referenced therein as superseding a specific provision of the RFP, and only with respect to such provision of the RFP so referenced in the Offer. Any term or condition set forth in the Special Instructions or Special Terms and Conditions included in the Schedule to the RFP shall control over any conflicting provision otherwise set forth in the RFP to the extent of such conflict. In no event shall Denver and Ephrata Telephone's initial response, or any portion thereof be considered a "Contract Document."

     2. Facility Lease. The terms and conditions of the Facility Lease, attached hereto as Attachment #7 (the "Facility Lease"), are hereby incorporated by reference herein.

     3. Term and Termination.

          (a) The contract period shall begin on the date this Agreement is formally approved by the Pennsylvania Public Utility Commission ("PUC") or deemed approved in accordance with the provisions of the Pennsylvania Public Utility Code and shall continue until July 31, 2004 unless otherwise terminated or extended in accordance with the terms of this Agreement or the Contract Documents.

          (b) In the event the Facility Lease is terminated for any reason in accordance with the terms thereof, the County may terminate this Agreement: (i) on the date of such termination of the Facility Lease or (ii) upon such date specified by the County during the term of this Agreement.

     4. Performance of Services. During the term of this Agreement and any extension or renewal thereof, Denver and Ephrata Telephone agrees to perform the services set forth herein and in the Contract Documents in accordance with the Time Line included in the Offer.

     5. Single Point Accountability. Denver and Ephrata Telephone agrees to be responsible for all Services (as defined in the RFP) and for the operation of the System and all equipment set forth in the Offer and related to System operation and use (whether or not such equipment is provided by the County, Denver and Ephrata Telephone, or a third party).

     6. Regulated Services. Services provided by local exchange carriers are subject to tariff rates, terms, and conditions approved by the PUC and any such charges will be passed on and billed to the County pursuant to this Agreement. A list of tariffed local exchange carrier services is provided in Attachment #8 hereto.

     7. Single Billing Arrangement. Denver and Ephrata Telephone will provide a Single Billing Arrangement whereby the County receives a "single bill" per month for all E 9-1-1 services furnished by the various telephone companies and vendors under this Agreement.

          (a) The services provided by Denver and Ephrata Telephone under the Single Billing Arrangement will include:

               (i) Rendering a single monthly bill which includes the billed charges of the various telephone companies and vendors furnishing E 9-1-1-services under this contract.

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               (ii) Receipt, processing and timely payment of invoices from the various telephone companies and vendors.

               (iii) Verification of unit quantities in service, applicable rates, and an arithmetic computation of billed charges.

               (iv) Single point of contact for billing inquiries.

               (v) Application and recording of payments credited and adjustments authorized.

          (b) The administrative charge for the single Billing Arrangement is as follows:

               (i) A one-time charge of Nine Thousand Seven Hundred and 00/100 Dollars ($9,700.00) for the initial setup of the Single Billing Arrangement, payable in accordance with Term 56 of the RFP, as modified by the Offer.

               (ii) A recurring charge of $2,000.00 per month, commencing on the date the first "single bill" is provided by Denver and Ephrata Telephone to the County.

     8. Grant of Title.

          (a) Pursuant to "Ownership/Title" under the Special Terms and
Conditions: Schedule of the RFP, "Work" shall mean (i) any materials created or provided to the County by Denver and Ephrata Telephone in connection with the creation, modification or upgrading of the System (including but not limited to any computer data bases, software, specifications (technical or other) manuals or documentation), (ii) any inventions or discoveries conceived or actually or constructively reduced to practice in the performance, the creation, modification or updating of the System, and (iii) the copyright, patent, trade secret or other proprietary rights therein, except to the extent that third parties not affiliated with Denver and Ephrata Telephone own the proprietary rights in such materials, inventions or discoveries.

          (b) Denver and Ephrata Telephone acknowledges and agrees that it has been engaged by the County for the purpose of inventing and creating confidential and/or proprietary materials for the County. Denver and Ephrata Telephone agrees that all Work arising from Denver and Ephrata Telephone's services to the County shall be deemed "works made for hire" for the County within the meaning of the copyright law of the United States and any similar or analogous law of any other jurisdiction. Accordingly, the County shall be the sole and exclusive owner of all such Work for all purposes. Should any court of competent jurisdiction ever hold that any such Work does not constitute a "work made for hire," Denver and Ephrata Telephone hereby irrevocably assigns to the County, and agrees that the County shall be the sole and exclusive owner of, all right, title and interest in and to such Work.

          (c) Denver and Ephrata Telephone agrees to disclose promptly to the County all inventions or discoveries conceived or actually or constructively reduced to practice in connection with the performance of services to the County hereunder. Denver and Ephrata Telephone hereby irrevocably assigns to the County, and agrees that the County shall be the sole and exclusive owner of, all right, title and interest in and to any such inventions or discoveries and the patent, trade secret and other proprietary rights therein.

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          (d) Denver and Ephrata Telephone agrees to cooperate with all lawful efforts of the County to protect its rights in and to all Work and the System. At the request of the County, Denver and Ephrata Telephone agrees to execute any instrument or documents in order to register, establish, acquire, prosecute, maintain, perfect or defend the County's rights in and to the Work and the System.

          (e) In the event Denver and Ephrata Telephone should later desire to utilize any Work on its own behalf or for a third party, the County and Denver and Ephrata Telephone may request, and the County may approve, in its sole and absolute discretion, the use and/or license, and the terms thereof, of all or any portion of the Work or the System. In consideration of such use and/or license Denver and Ephrata Telephone shall pay to the County a fee or royalty to be specified, determined and agreed upon by the County and Denver and Ephrata Telephone prior to the commencement of such use and/or license.

     9. General.

          (a) Notices. All notices and other communications required or permitted to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been properly given when delivered in person to the person to whom the notice is directed, or one business day after deposit with an overnight delivery service, or three business days after deposit in the United States mail, certified mail, return receipt requested (addressee only), first class postage prepaid, to the parties addressed as follows:



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          If to the County:           Lancaster County-Wide Communication
                                      50 North Duke Street
                                      Lancaster, PA 17603

          If to Denver and Ephrata
          Telephone:                  Denver and Ephrata Telephone
                                      and Telegraph Company
                                      Vice President
                                      130 East Main Street
                                      P. O. Box 458
                                      Ephrata, PA 17522

          (b) Remedies Cumulative. All rights and remedies of the parties evidenced herein or available under applicable law shall be cumulative. In the event either party hereto shall on any occasion fail to perform any term of this Agreement, and the other party shall not enforce that term, the failure to enforce on such occasion shall not prevent enforcement on any other occasion.

          (c) Severability. In the event that any part of this Agreement is unenforceable under applicable law, such unenforceability shall not affect any other provision, and this Agreement shall be construed as if such unenforceable provisions had never been contained herein.

          (d) Headings. The headings in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein or affect the meanings or interpretation of this Agreement.

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          (e) Governing Law. This Agreement shall be governed by the laws of the
Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first set forth above.


COUNTY OF LANCASTER,                            Denver and Ephrata Telephone and
PENNSYLVANIA                                    Telegraph Company


By: /S/ James E. Huber                              By: /S/ Anne B. Sweigart
    -----------------------------                       ------------------------


By: /S/ Terry Kauffman                               Title: President
    -----------------------------                           --------------------


By: /S/ Brad Fischer
    -----------------------------
Commissioners


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